UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2014

Q2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36350 (Commission File Number)	20-2706637 (IRS Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(512) 275-0072
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Not Applicable

(Former name or former address, if changed since last report)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On April 17, 2014, the Compensation Committee of the Board of Directors of Q2 Holdings, Inc. (the “Company”) approved the 2014 Bonus Plan for the fiscal year ended December 31, 2014. The 2014 Bonus Plan provides for the payment of cash bonuses to certain of the Company’s executive officers, including the Company’s named executive officers, based upon achievement of established performance measures and payout formulas determined by the Compensation Committee. The 2014 Bonus Plan provides for a single annual payout opportunity for Messrs. Seale, Flake and Furrer, and for quarterly payout opportunities for Mr. Soukup.

The target bonus payments as a percentage of the base salary for each of our named executive officers established by our Compensation Committee, are set forth in the following table:

Named Executive Officer	Target Bonus as % of Base Salary
R.H. “Hank” Seale, III Founder, Executive Chairman and Former President and Chief Executive Officer	50%
Matthew P. Flake President and Chief Executive Officer	73%
William M. Furrer Senior Vice President of Product and Marketing	36%
Stephen C. Soukup Senior Vice President of Sales	89%

The 2014 Bonus Plan provides for the bonus amounts to be earned based on the following metrics:

	Weighting of Component as a % of Target Bonus Payment
	Bookings	Gross Margin	Individual Business Objectives
Mr. Seale	50%	50%	-
Mr. Flake	50%	50%	-
Mr. Furrer	25%	25%	50%
Mr. Soukup	80%	-	20%

The bookings component consists of monthly recurring bookings revenue based on committed or contracted levels in the Company’s customer agreements, with an exclusion for one-time services. The gross margin component consists of the Company’s gross margin calculated in accordance with generally accepted accounting principles, but excluding stock based compensation expenses, capitalization and amortization. The 2014 Bonus Plan provides that the bookings and gross margin components are to be measured against bookings and gross margin targets based on the 2014 annual budget approved by the Company’s board of directors. The individual business objectives component consists of business objectives specific to the individual named executive officer and is measured based upon attainment of specified target objectives.

For Messrs. Seale, Flake and Furrer, payouts under the 2014 Bonus Plan with respect to the bookings and gross margin components are to be based on performance within a range of each component’s target. No incentive payment may be earned for performance below the target minimum and the maximum bonus may be earned at the target maximum. The range and target for each component applicable to Messrs. Seale, Flake and Furrer are set forth in the following table:

Achievement Level	Percentage of Bookings and Gross Margin Component Attained	Corresponding Weighted Payout Percentage Per Component
Minimum	90%	50%
At target	100%	100%
Maximum	120%	150%

The 2014 Bonus Plan provides that, Mr. Soukup is eligible for a quarterly bonus of 50% of his quarterly targeted bonus amount if the threshold of 90% of the quarterly bookings metric is attained, increasing to 100% of his quarterly targeted bonus amount at 100% achievement of the quarterly bookings metric. Mr. Soukup is eligible for overachievement bonus amounts of up to 2.5% of his quarterly targeted bonus amount for every additional 1% of attainment above 100% of the applicable quarterly bookings metric. The overachievement bonus amount for a quarter must be used first to offset any underachievement in the subsequent quarter. If there remains any overachievement bonus amount from the prior quarter after offsetting any underachievement in the subsequent quarter, such remaining amount is payable in the month following the end of the subsequent quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

April 23, 2014	/s/ Jennifer N. Harris Jennifer N. Harris Chief Financial Officer